UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2020

PreCheck Health Services, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard Street, Suite 221, Denison TX 75020

(Address of Principal Executive Offices)

(903) 337-1872

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events

On May 14, 2020, the Company determined that it will not be able to file its Form 10-Q for the quarter ended March 31, 2020 on time as a result of factors relating to the COVID-19 pandemic and the steps taken by states to seek to reduce the spread of the virus by either requesting or requiring businesses to close or work remotely. As a result, the Company’s accounting staff, which is working on a reduced staff basis from home, was not able to complete the financial statements for either period in a timely manner in order to file the Form 10-Q by the required date, after giving effect to the extension permitted by Section 12b-25. The Company is filing this report on Form 8-K to report that it will rely on the exemption from timely filing provided by the SEC in Release No. 34-88318, dated March 4, 2020, as modified by Release No. 34-88465, dated March 25, 2020 (the “Release”). The Company anticipates that it will file the Form 10-Q no later than 45 days from the date the report is due, which is July 2, 2020.

As previously reported, on December 19, 2019, the Company acquired all of the outstanding capital stock of JAS Practice Management, Inc., a Texas corporation doing business as JAS Consulting, Inc. (“JAS”) from Justin Anderson and Stacey Anderson. Justin Anderson is the Company’s sole director and chief executive officer and Stacey Anderson is his spouse. Because JAS is a related party, under generally accepted accounting principles, the historical financial statements of the Company prior to December 19, 2019 will reflect the business of JAS and not the historical information of the Company as previously reported in its SEC filings. As a result, the Company’s financial statements for the three months ended March 31, 2019 will be the financial statements of JAS rather than the financial statements that were previously filed with the SEC. The historical financial information concerning the Company for the three months ended March 31, 2019 will be reflected in the notes to the consolidated financial statements.

As of the date of this report, the Company does not have estimated results of operations for the three months ended March 31, 2020 or 2019.

Effect of COVID-19 on our Business

Our present business is primarily the marketing and sale of the COVID-19 test kits, which we are marketing pursuant our distribution agreements with Co-Diagnostics Inc. which we entered into in March 2020. The COVID-19 pandemic and the response to the pandemic is affecting our business in a number of ways, including, but not limited to, the following.

•

Sales of medical products and services have declined dramatically as medical practices have closed or substantially reduced their operations, with the result that they do not require either products or supplies from us.

•	Our suppliers have substantially reduced, if not closed, their business, with no assurance that they will be either willing or able to provide us with products after the economic slowdown ceases.

•	Our suppliers may not continue in business and we may not be able to develop alternative sources of supply.

•	We are incurring additional operating expenses without offsetting revenue.

•	Those medical practices that engaged us for services or purchased products from us may find other sources of products and services or may not operate as independent medical practices.

•

Our reliance on Co-Diagnostics for the test kits and the ability and willingness of Co-Diagnostics to fill our orders in a timely manner and to continue our agreements in effect since the agreements can be terminated by either party at any time.

•

Because steps taken by states to reduce the spread of COVID-19, our employees are working from home and using their personal computer, which could result is security breaches with respect to information maintained by us.

•

Our ability to obtain on reasonable terms the viral RNA extractions and qPCR equipment in view of the worldwide demand for such products, with any failure to obtain the viral RNA extractions and qPCR equipment impairing our ability to sell the Co-Diagnostics test kits..

•	Our ability to sell Co-Diagnostics test kits.

•

Our ability to raise financing for our operations may be affected by both the willingness and ability of potential financing sources to invest in an undercapitalized business, particularly at a time when the potential financing source may need to devote its resources to existing portfolio companies which may be in need of financing.

•

Although COVID-19 test businesses might seem to be attractive to investors, until and unless we generate sufficient revenue and cash flow from our COVID-19 test business to demonstrate to investors that we have a meaningful and continuing COVID-19 test business, particularly in view of the SEC’s action to suspend trading in our common stock, it will be difficult for us to raise funds for our business.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	PreCheck Health Services, Inc.

	By:	/s/ Douglas Samuelson
Douglas Samuelson
Chief Financial Officer

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